Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.25
Confidential

Amendment No. 4 to Exclusive License Agreement for
Methods and Compositions for RNA-Directed Target DNA Modification
and for RNA-Directed Modulation of Transcription

    This Amendment No. 4 is made to the Exclusive License Agreement for Methods and Compositions for RNA-Directed Target DNA Modification and for RNA-Directed Modulation of Transcription, dated April 16, 2013, as amended by an Amendment Agreement, dated April 17, 2013, and Amendment No. 2 to Exclusive License Agreement for Methods and Compositions for RNA-Directed Target DNA Modification and for RNA-Directed Modulation of Transcription, dated March 14, 2019; as clarified in the Memorandum of Understanding, dated March 14, 2019; and as further amended by Amendment No. 3 to Exclusive License Agreement for Methods and Compositions for RNA-Directed Target DNA Modification and for RNA-Directed Modulation of Transcription, dated April 16, 2021 (collectively, the “License Agreement”), by and among The Regents of the University of California, the University of Vienna, and Caribou Biosciences, Inc., and is effective February 14, 2025 (the “Amendment No. 4 Effective Date”). Caribou Biosciences, Inc. is referred to as “LICENSEE” and The Regents of the University of California (“REGENTS”) and the University of Vienna are collectively referred to as “LICENSORS.” Capitalized terms not defined herein shall have the meaning set forth in the License Agreement.

    WHEREAS, in light of the apparent lack of applicability of, and/or commercial interest in, the Licensed Patent Rights in the Diagnostics Field, the LICENSEE and LICENSORS wish to further amend the License Agreement, as set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valid consideration, the amount and sufficiency of which are hereby acknowledged, LICENSEE and LICENSORS agree as follows:

1.Section 7.2.3 of the License Agreement is hereby replaced in its entirety with:

[***]
2.[***]

3.The annual maintenance fee set forth in Section 5.1(a) is hereby [***].

4.The minimum annual royalty set forth in Section 5.2 is hereby [***].

5.    All other terms of the License Agreement shall remain in full force and effect.

6.    This Amendment No. 4 may be executed in one or more counterparts, including by electronic signatures, each of which shall be deemed an original, and all of which together will be deemed to be one and the same instrument. PDF or facsimile execution and delivery of this Amendment No. 4 by a party will constitute a legal, valid, and binding execution and delivery of this Amendment No. 4 by such party.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Exclusive License Agreement for Methods and Compositions for RNA-Directed Target DNA Modification and for RNA-Directed Modulation of Transcription as of the Amendment No. 4 Effective Date by their duly authorized officers or representatives.

THE REGENTS OF THE                 THE UNIVERSITY OF VIENNA
UNIVERSITY OF CALIFORNIA

By: /s/ Terri Sale                    By: /s/ Ronald Kurt Maier________
Name: Terri Sale                     Name: Dr.rer.pol. Ronald Kurt Maier
Title: Associate Director, OTL

CARIBOU BIOSCIENCES, INC.

By:    /s/ Rachel E. Haurwitz _____
Name:     Rachel E. Haurwitz, Ph.D.
Title:     President & CEO

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